Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 1540 El Camino Real, Suite 120 Menlo Park, California 94025 650.815.2622 main 650.815.2601 fax www.sheppardmullin.com

February 26, 2026
Kratos Defense & Security Solutions, Inc.
1 Chisholm Trail, Suite 300
Round Rock, TX 78681

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Kratos Defense & Security Solutions, Inc, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3ASR (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) common stock, par value $0.001 per share (the “Common Stock”) of the Company; (b) preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (c) one or more series of the Company’s debt securities (the “Debt Securities”) to be issued pursuant to a senior notes indenture, the form of which is attached as Exhibit 4.4 to the Registration Statement (the “Senior Notes Indenture”), by and between the Company, as issuer, and a trustee to be named (the “Senior Notes Trustee”), or a subordinated notes indenture, the form of which is attached as Exhibit 4.5 to the Registration Statement (the “Subordinated Notes Indenture” and together with the Senior Notes Indenture, each, an “Indenture”) between the Company, as issuer, and a trustee to be named (together with the Senior Notes Trustee, each a “Trustee”); (d) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (e) rights (the “Rights”) which may be issued under one or more rights agreements (each, a “Rights Agreements”) to be entered into between the Company and the rights agent to be named therein (the “Rights Agent”); and (f) units (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Rights, the “Securities”) to be issued under one or more unit agreements to be entered into among the Company and a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.
In connection with this opinion letter, we have reviewed and relied upon the Registration Statement, the Senior Notes Indenture, the Subordinated Notes Indenture, the Company’s Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of February 24, 2026 and certified by an officer of the Company as of the date hereof (the “Certificate”), the Company’s Third Amended and Restated Bylaws, as amended (the “Bylaws”), certified by an officer of the Company as of the date hereof (the “Bylaws” and together with the Certificate, the “Charter Documents”), a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of February 24, 2026 (and subsequent bring-down as of February 26, 2026) (together, the “Good Standing Certificate”), the proceedings taken by the Company with respect to the authorization of the Securities pursuant to resolutions adopted by the board of directors of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion letter. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. We have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

In our examination of the documents referred to herein and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.
With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related Warrant Agreement, the Rights and any related Rights Agreement, the Units and any related Unit Agreement, and any purchase, underwriting, sales or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents (other than the Indentures) will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.
We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Charter Documents then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.
We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the prospectus included in the Registration Statement (the “Base Prospectus”), and any prospectus supplement, as applicable; (ii) an appropriate prospectus supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and such prospectus supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus and any prospectus supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration

Statement, the Base Prospectus and any prospectus supplement, as applicable; (v) the Indentures, any supplemental indentures and the Trustees will have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, the Base Prospectus and any prospectus supplement, as applicable, or, in the case of Preferred Stock, Debt Securities, Warrants, Rights and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.
Based upon the foregoing, and subject to the qualifications set forth herein, in our opinion:
1.    With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, the Base Prospectus, any applicable prospectus supplement, any applicable purchase, underwriting, sales, or similar agreement, and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.    With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation or amendment to the Certificate properly filed with the Secretary of State of the State of Delaware, (c) the issuance of such shares of Preferred Stock has been duly authorized by all necessary corporate action of the Company, (d) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Base Prospectus, any applicable prospectus supplement, any applicable Documents and such corporate action, and (e) if such shares of Preferred Stock are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.    With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Debt Securities, Preferred Stock or Warrants), when (a) the applicable Indenture and any supplemental indentures have been duly authorized, executed and delivered by the Company and the Trustee and have been qualified under the Trust Indenture Act of 1939, as amended, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and any supplemental indentures and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and any supplemental indentures and any applicable purchase, underwriting, sales or similar agreement and as contemplated by the Registration Statement, Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture and any supplemental indentures, such Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

4.    When (a) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company;, (b) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and (c) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, and (d) the shares of Common Stock or Preferred Stock subject to purchase under such Warrants have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the Warrant Agreement,such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
5.    When (a) the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company, (b) the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement, (c) such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable Documents and underwriting or other agreement against payment therefor, and (d) the shares of Common Stock or Preferred Stock subject to purchase under such Rights Agreement (if any) have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the Rights Agreement, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
6. When (a) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, (b) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, and (d) the shares of Common Stock or Preferred Stock subject to purchase under such Units (if any) have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the Unit Agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
The foregoing opinions are subject to the additional qualifications that we express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights or (iii) provisions for liquidated damages and penalties, penalty interest and interest on interest.
We do not express any opinion herein on any laws other than the law of the State of New York and the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Charter Documents, the Securities, or the Registration Statement.

Very truly yours, /s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP